EXHIBIT 99.1
CONSENT
OF
PRICEWATERHOUSECOOPERS LLP
Board of Directors
Cinemark Holdings, Inc.
3900 Dallas Parkway, Suite 500
Plano, Texas 75093
Members of the Board:
We hereby consent to the citation by Cinemark Holdings, Inc. (the “Company”) of data from our study entitled Global Entertainment and Media Outlook: 2006-2010*, Filmed Entertainment and to the use of our name in connection with the use of such data in the Registration Statement on Form S-l filed by the Company with the Securities and Exchange Commission.
PricewaterhouseCoopers LLP
March 9, 2007